UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: July 28, 2014

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 28, 2014, GulfSlope Energy, Inc. (the “Company”) appointed John H. Malanga its new Chief Financial Officer and Chief Accounting Officer.  Mr. John Seitz relinquished his title as Chief Financial Officer and Chief Accounting Officer on such date, but will continue to serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors.

Mr. Malanga, 46, is an industry veteran with approximately 20 years of energy finance experience having worked as an investment banker with various boutique firms including Weisser, Johnson & Co. (from 2009 through 2014), Sanders Morris Harris Inc. (from 1996 through 2009), and Jefferies & Co. (1995).  Over his career, he has led and executed various capital markets, mergers and acquisitions, and financial advisory transactions with particular emphasis on providing strategic and financial advice to emerging growth publicly-traded companies.  Mr. Malanga holds a Bachelor of Science in Economics from Texas A&M University and a Masters in Business Administration with a concentration in finance from Rice University.

In his role as the Company’s Chief Financial Officer, Mr. Malanga will receive an annual base salary of $300,000, subject to increases as may be determined from time to time by the compensation committee of the Board. Under the terms of his employment, Mr. Malanga is also entitled to a one-time sign-on bonus, consisting of (i) $20,000 payable in cash and (ii) 2,500,000 shares of restricted stock, vesting in two equal annual installments beginning on July 28, 2015.  The Company entered into an indemnification agreement with Mr. Malanga on substantially the same terms as the indemnification agreements previously entered into with Company’s officers and directors.

In 2013, pursuant to the Company’s 2013 private placement of its common stock for a purchase price of $0.12 per share, Mr. Malanga purchased 166,667 shares of the Company’s common stock.

There are no arrangements or understandings between Mr. Malanga and any other persons pursuant to which either was appointed as a director of the Company. There are no transactions in which Mr. Malanga has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
10.1	Employment Arrangement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 1, 2014

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer